Exhibit 10.4
MASTER AMENDMENT TO LOAN DOCUMENTS
(Sparton Corporation — Line of Credit)
     This Master Amendment to Loan Documents (the “Amendment”) dated as of April 21, 2008 and effective as of March 31, 2008 is made by and between Sparton Corporation, an Ohio corporation (“Borrower”); Sparton Medical Systems, Inc. f/k/a Astro Instrumentation, Inc., a Michigan corporation (“Sparton Medical”); Sparton Technology, Inc., a New Mexico corporation (“Sparton Technology”); Spartronics, Inc., a Michigan corporation (“Spartronics”); Sparton Electronics Florida, Inc., a Florida corporation (“Sparton Florida”) and Sparton of Canada, Limited, a Canadian corporation (“Sparton Canada”) (each of Sparton Medical, Sparton Technology, Spartronics, Sparton Florida and Sparton Canada may be referred individually as a “Guarantor” and collectively, as the “Guarantors”) and National City Bank, a national banking association (the “Lender”).
RECITALS
     A. The Lender has made a line of credit loan (the “Line of Credit Loan”) to Borrower in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), which Line of Credit Loan is evidenced by, among other documents, that certain: (1) Promissory Note and Promissory Note Covenant Exhibit (the “Covenant Exhibit”), each dated January 22, 2008 (collectively, the “Sparton Corporation Note”); and (2) Amended and Restated Security Agreement of even date herewith (the “Sparton Corporation Security Agreement”, and together with the Sparton Corporation Note and all other documents now or hereafter executed in connection therewith, including, without limitation, the Guarantees (defined below), the “Sparton Corporation Loan Documents”).
     B. The Borrower’s obligations under the Sparton Corporation Loan Documents have been guaranteed by the Guarantors pursuant to those Commercial Security Guaranty agreements, each dated January 22, 2008, signed by each Guarantor (each, a “Guaranty” and collectively, the “Guarantees”).
     C. The Lender has also made a term loan (the “Term Loan”) to Sparton Medical in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00), which Term Loan is evidenced by a Promissory Note dated May 30, 2006, as amended and Promissory Note Covenant Exhibit dated August 1, 2007, as amended (the “Sparton Medical Note, and together with all other documents now or hereafter executed in connection therewith including, without limitation, the Guarantees, the “Sparton Medical Loan Documents”).
     D. Borrower has requested certain modifications to the terms of the Line of Credit Loan and the Sparton Corporation Loan Documents and Lender is willing to make such modifications subject to the terms of this Amendment.
     NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, Guarantors and the Lender hereby agree as follows:

     1. Cross Default. Any default or Event of Default under any of the Sparton Medical Loan Documents shall constitute a default and Event of Default under the Sparton Corporation Loan Documents.
     2. Cross Collateralization. Any collateral now or hereafter given to Bank as security for repayment of the Borrower’s obligations under Line of Credit Loan and the Sparton Corporation Loan Documents shall be collateral for the repayment of Sparton Medical’s obligations under the Term Loan and the Sparton Medical Loan Documents. Any collateral now or hereafter given to Bank as security for the repayment of Sparton Medical’s obligations under the Term Loan and the Sparton Medical Loan Documents shall be collateral for the repayment of obligations under the Line of Credit Loan and the Sparton Corporation Loan Documents.
     3. Interest Rate. The third paragraph of the Sparton Corporation Note entitled “Variable Interest Rate” shall be amended to replace “1.250 percentage points over the Index” with “3.0 percentage points over the Index”.
     4. Discretionary Advances. The Sparton Corporation Note shall be amended to add the following as a new paragraph on page 1 of the Sparton Corporation Note before the paragraph entitled “DEFAULT”:
“ADVANCES: Any and all advances under the Line of Credit Loan shall be discretionary and made only in the Lender’s sole and absolute discretion. Lender shall have no obligation to make any advance under the Line of Credit Loan.”
     5. Financial Reporting Requirements. The following shall be added to Section 1A of the Covenant Exhibit as new subsections (g), (h), and (i):
“(g) With respect to Borrower’s engagement of Chikol Equities, Inc. (“Chikol”) as a consultant: (i) the Lender shall have the right to schedule weekly meetings and/or conference calls with Chikol, in which Borrower shall be permitted to participate; and (ii) within five (5) days following Lender’s request, Borrower shall provide Lender with copies of such documents and information now or hereafter prepared or delivered by Chikol, as may be reasonably requested by the Lender.
(h) Within twenty-one (21) days following the date of the Master Amendment to Loan Documents dated April 21, 2008 by and among the Lender, the Borrower and the Guarantors (the “Master Amendment”), a thirteen (13) week cashflow projection for the Borrower, Sparton Medical and their subsidiaries, on a consolidating and consolidated basis, with detail on receipts, disbursements and required borrowings under the Line of Credit, together with a complete set of assumptions for the projections, all of which shall be acceptable to the Lender. The Borrower hereby authorizes the Bank to review and discuss such projections with Chikol;

(i) Within seventy five (75) days following the date of the Master Amendment, the Borrower shall provide the Bank with fiscal year 2009 projections for the Borrower, Sparton Medical and their subsidiaries, on a consolidating and consolidated basis, including, without limitation, an income statement and balance sheet, together with a complete set of assumptions for the projections, all of which shall be acceptable to the Lender;”
     6. Maximum Debt Covenant. Section 2.2 of the Promissory Note Covenant Exhibit shall be amended and restated as follows:
“2.2 Maximum Net Debt. Borrower shall not suffer or permit the (i) the Borrower’s and (ii) Sparton Medical Systems, Inc.’s aggregate senior Bank debt less aggregate cash and marketable securities to be more than the following:

Maximum Net Debt
Measurement Date	Maximum Net Debt

March 31, 2008	$13,000,000
Each Maximum Net Debt Measurement Period shall be as of the Borrower’s fiscal quarter-end as stated.
Within fifteen (15) days following receipt of the information and projections required to be delivered under Section 1.A (g), (h), and (i) of the Loan Agreement, Lender shall provide Borrower with the required Maximum Net Debt amounts for the quarters ending June 30, 2008, September 30, 2008 and December 31, 2008, together with an amendment to the Covenant Exhibit to incorporate such required amounts. No advances under the Line of Credit Loan shall be made following the Lender’s delivery of such amendment until such time that the Borrower delivers to Lender a fully executed copy of such amendment signed by the Borrower and the Guarantors. In the event such signed amendment is not delivered within five (5) days following the Lender’s delivery thereof, it shall constitute an immediate Event of Default.”
     7. Guarantees. The second sentence of the second paragraph contained in each of the Guarantees shall be amended and restated as follows:
“‘Indebtedness’ includes, without limitation, loans, advances, debts, overdraft indebtedness, credit card indebtedness, lease obligations, guaranty obligations, liabilities and obligations under any interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Borrower and/or Sparton Medical Systems, Inc. (“Sparton Medical”), and any present or future judgments against Borrower and/or Sparton Medical, future advances, loans or transactions that renew, extend, modify, refinance, consolidate or substitute these debts, liabilities and obligations whether: voluntarily or involuntarily incurred; due or to become due by their terms of acceleration; absolute or contingent; liquidated or unliquidated; determined or undetermined; direct or indirect; primary or secondary in nature of arising from a guaranty or surety; secured or unsecured; joint or several or joint and several; evidenced by a negotiable or non-negotiable instrument or writing; originated by Lender or another or others; barred or unenforceable against Borrower and/or Sparton Medical for any reason whatsoever; for any transactions that may be voidable for any reason (such as infancy, insanity, ultra vires or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated.”
     8. Choice of Law. Notwithstanding anything contained to the contrary in any of the Sparton Corporation Loan Documents (excluding the Security Agreement of even date herewith executed and delivered by Sparton Canada) including, without limitation, the Guarantees, the Sparton Corporation Loan Documents (excluding the Security Agreement of even date herewith executed and delivered by Sparton Canada) shall be governed by and construed according to the laws of the State of Michigan without regard to conflict of law principles in such state.
     9. Conditions Precedent. Borrower shall satisfy the following conditions simultaneous with delivery of this signed Amendment and this Amendment shall not be effective until all of the following have been satisfied to Lender’s reasonable satisfaction:
(a)	Borrower shall have delivered to Lender a copy of its agreement for the engagement of Chikol;

(b)	Borrower shall have delivered executed Security Agreements in favor of Lender from each Guarantor;

(c)	Borrower shall have delivered authorizing resolutions for Borrower and each Guarantor authorizing each such party to execute, deliver and perform its obligations under this Amendment, the above referenced Security Agreements and all such other documents executed in connection herewith;

(d)	Borrower and Guarantors shall have delivered each of their certified articles of incorporation and certified bylaws as requested by Lender; and

(e)	Borrower shall have paid all of Lender’s costs and expenses incurred in connection with the Line of Credit Loan, the Sparton Corporation Loan Documents and this Amendment including, without limitation, UCC search expenses, certified organizational document fees and Lender’s attorney fees.
     10. Reaffirmation of Borrower. Borrower hereby reaffirms the representations and warranties contained in the Sparton Corporation Loan Documents as if made as of the date of this Agreement. Borrower has fully complied with all covenants and agreements to be complied with or performed by it under the Sparton Corporation Loan Documents to which it is a party and Borrower is not presently in default under any Sparton Corporation Loan Document to which it is a party. Borrower has the full power and authority to enter into this Amendment.
     11. Reaffirmation of Guarantors. Guarantors agree to the terms set forth in this Amendment, reaffirm all of their obligations under the Guarantees and represent and warrant that no defenses or counterclaims exist with respect to their obligations under the Guarantees. Each Guarantor reaffirms the representations and warranties contained in the Guarantees as if made as of the date of this Agreement. Each Guarantor represents and warrants that each of them has fully complied with all covenants and agreements to be complied with or performed by its under the Guarantees and no Guarantor is presently in default under any term of the Guarantees. Each Guarantor has the full power and authority to enter into this Agreement.
     12. Full Force and Effect. Borrower and Guarantors expressly acknowledge and agree that except as expressly stated in this Amendment, the Sparton Corporation Loan Documents, as amended, remain in full force and effect and are ratified, confirmed and restated.
     13. Costs. Borrower is responsible for all costs incurred by Lender, including without limit reasonable attorney fees, with regard to the Line of Credit Loan, the Sparton Corporation Loan Documents and the preparation, negotiation and execution of this Amendment and such other documents necessary in connection with the transactions contemplated hereunder.
     14. No Waiver. The execution of this Amendment shall not be deemed to be a waiver of any now or hereafter existing default or Event of Default.
     15. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of Michigan without regard to conflict of law principles in such state.
     16. Submission to Jurisdiction. Borrower and each Guarantor hereby waives any plea of jurisdiction or venue on the ground that Borrower or any Guarantor is not a resident of Oakland County or Wayne County, Michigan, and hereby specifically authorizes any action brought to enforce Borrower’s or any Guarantor’s obligations to the Lender to be instituted and prosecuted in either the Circuit Court of Oakland County, Michigan, the Circuit Court of Wayne County, Michigan, or in the United States District Court for the Eastern District of Michigan at the election of Lender, and Borrower and each Guarantor hereby submits to the jurisdiction of such Court. Borrower and each Guarantor further agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any proceeding in any Michigan State sitting in Oakland County, Michigan, Wayne County, Michigan or United States District for the Eastern District of Michigan Court may be made by certified or registered mail, return receipt requested, directed to Borrower and each Guarantor, at the address indicated herein, and service so made shall be complete upon receipt; except that if Borrower or any Guarantor shall refuse to accept delivery, service shall be deemed complete five (5) days after the same shall have been so mailed.
     17. Counterparts and Facsimiles. This Amendment may be executed in one or more counterparts, each of which when taken together, shall constitute one and the same original. Facsimile signatures are acceptable and may be relied upon as if originals.
     18. WAIVER OF JURY TRIAL. BORROWER, GUARANTORS AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING

HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AMENDMENT OR ANY OF THE SPARTON CORPORATION LOAN DOCUMENTS.
     19. Release of Claims. Borrower and Guarantors each hereby waive, discharge, and forever release Lender, Lender’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower and/or Guarantor has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or any Guarantor or whether any such claims, causes of action, allegations or assertions arose as result of Lender’s actions or omissions in connection with the Line of Credit Loan or Sparton Corporation Loan Documents, or any amendments, extensions or modifications thereto including, without limitation, this Amendment or Lender’s administration of any debt evidenced by the Sparton Corporation Loan Documents or otherwise.
     20. Amendment to Loan Documents. Each of the Sparton Corporation Loan Documents is hereby amended to include all provisions of this Amendment. This Amendment is not an agreement to any further or other amendment of the Sparton Corporation Loan Documents and Lender shall have no obligation to agree to make any other modifications to the Sparton Corporation Loan Documents now or hereafter requested by Borrower.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Borrowers, Guarantors and Lender have executed and delivered this Amendment as of the day and year first above written.

BORROWER:

SPARTON CORPORATION, an Ohio corporation

By:	/s/ Richard L. Langley
Its:	Treasurer

GUARANTORS:

SPARTON MEDICAL SYSTEMS, INC. f/k/a Astro Instrumentation, Inc., a Michigan corporation

By:	/s/

Richard L. Langley
Its:	Treasurer

SPARTON TECHNOLOGY, a New Mexico corporation

By:	/s/

Richard L. Langley
Its:	Treasurer
[Signature Page to Master Amendment to Loan Documents
(Sparton Corporation — Line of Credit) dated April 21, 2008]
[Signatures Continued on Following Page]

Signature Page to Master Amendment to Loan Documents
(Sparton Corporation — Line of Credit) dated April 21, 2008

SPARTRONICS, INC., a Michigan corporation

By:	/s/ Richard L. Langley
Its:	Treasurer

SPARTON ELECTRONICS FLORIDA, INC., a Florida corporation

By:	/s/

Richard L. Langley
Its:	Treasurer

SPARTON OF CANADA, LIMITED, a Canadian corporation

By:	/s/

Richard L. Langley
Its:	Treasurer

LENDER:

NATIONAL CITY BANK, a national banking association

By:	/s/

Robert A. Henry
Its:	Vice President